STOCK PURCHASE AGREEMENT

THIS AGREEMENT made the 8th day of August, 2024 between:

SEAH KOK WAH (NRIC No.: 671109-05-5521) whose address is at No. 47, Taman Mambau Baru, 70300 Seremban, Negeri Sembilan ("**Seller**"), and

GREENPRO VENTURE CAPITAL LIMITED (Registration No.: 2322202) a company incorporated in Anguilla of OMC Offices, Babrow Building, The Valley, A1-2640, Anguilla, BWI ("**Purchaser**").

WHEREAS:

A. Seller is the owner of 19,990,270 shares of common stock, par value $0.0001 per share

(the "**Common Stock**"), of **SEATECH VENTURES CORP**, a Nevada company (#NV20181242604) (the "**Company**"); and

B. Seller proposes to sell to the Purchaser such part of the Common Stock being **923,544** shares of the Company (the "**Purchased Shares**") following the terms set forth herein.

IN CONSIDERATION of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Purchase, Sale and Closing

1.1. Seller agrees to sell, and Purchaser agrees to purchase from Seller, the Purchased Shares at the purchase price of **USD 92-35** (USD 0.0001 per share) (the "**Purchase Price**"). Payment shall be in U.S. Dollars or its equivalent in another currency as may be agreed in writing, in the form of bank wire or any other methods mutually agreed in writing.

1.2. Seller agrees to deliver to the Company, with offices at

(i) this executed agreement, (ii) share certificates representing the Purchased Shares of stock, along with (iii) Irrevocable Stock Powers or equivalent documents, duly endorsed for transfer (collectively, the "**Documents**") on the execution of this Agreement.

1.3. At the closing, the Seller will deliver to the Purchaser the Purchased Shares and the Purchase Price shall be paid by the Purchaser via wire transfer of immediately available funds to an account designated by the Seller or by any other method agreed in writing. The closing shall be held on such date as the parties may agree upon (the "**Closing**" and the "**Closing Date**") at the office of 11-05 & 11-06, Tower A, Ave 3, Vertical Business Suite, Jalan Kerinchi Bangsar South, 59200, Kuala Lumpur at 10:00 a.m., or at such other location or by such other means upon which the parties may agree; provided, that all of the conditions set forth in Section 1.3 hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith.

2. Representations and Warranties of Seller

Seller represents and warrants to the Purchaser that:

(a) Prior to the Closing, Seller shall be the legal and beneficial owner of the Purchased Shares and after the Closing, Seller shall transfer to the Purchaser the Purchased Shares free and clear of all liens, covenants or adverse claims of any kind or character.

(b) Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by Seller hereunder and to consummate the transactions contemplated hereby.

3. Representations and Warranties of the Purchaser

Purchaser represents and warrants to Seller that:

(a) Purchaser is acquiring the Purchased Shares solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws.

(b) Purchaser understands the speculative nature and risks of investments associated with the Purchased Shares and confirms that the Purchased Shares would be suitable and consistent with his or her investment program; that his or her financial position enables him or her to bear the risks of this investment; and, that there is no public market for the Purchased Stock purchased herein.

(c) The Purchased Shares purchased herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not.

(d) To the extent that any federal, and/or state securities laws shall require, Purchaser hereby agrees that the Purchased Shares acquired pursuant to this Agreement shall be without preference as to assets.

(e) Purchaser is aware that the Company is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for the Purchased Shares / Common Stock of the Company or to cause or permit the same to be transferred in the absence of any such registration or exemption.

(f) Purchaser has adequate means of providing for his or her current needs and personal contingencies and has no need to sell the Purchased Shares in the foreseeable future (that is at the time of the investment, Purchaser can afford to hold the investment for an indefinite period of time).

(g) Purchaser has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and, further, Purchaser is capable of reading and interpreting financial statements.

(h) Purchaser is not a member of, or an associate or affiliate of a member of FINRA.

(i) Purchaser, and his or her agents, attorneys and advisors, have conducted their own due diligence on the Company, its past history, and its current state. They have inspected official corporate filings, the corporate minutes, and the charter documents. Purchaser is buying the Purchased Shares "as is", with no representations made by Seller as to the affairs or viability of the Company, or as to assets, liabilities, or outstanding securities of the Company, and the Purchaser, on behalf of him selves and his or her successors in interest, (if any), hereby acknowledges and agrees by his or her execution of this Agreement that Seller is making no representations in this regard.

4. Miscellaneous

4.1 The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

4.2 This Agreement will be governed by and construed in accordance with the laws of Malaysia. The parties hereby submit to the jurisdiction of the courts of Malaysia with respect to any legal proceedings arising from this Agreement.

4.3 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.4 Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

[Signature Page Follows]

Each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

SELLER:

Name: SEAH KOK WAH
Title: Director

Address:
No. 47, Taman Mambau Baru
70300 Seremban, Negeri Sembilan

Email: sseah2005@gmail.com
Mobile No.: +60123361933

PURCHASER:

Name: LEE CHONG KUANG
Title: CEO

For and on behalf of:
GreenPro Venture Capital Limited
Registration No.: 2322202

Address:
OMC Offices, Babrow Building
The Valley, AI-2640, Anguilla, BWI

Purchase Price: USD 92.35
Number of Shares: 923,544

Email: ck.lee@greenprocapital.com
Mobile No.: +852 3111 7718